Exhibit 21.1

Subsidiaries of the Registrant

Subsidiary	State or other jurisdiction of incorporation or organization missing subsidiary names
Dubose Advisors, LLC	Delaware
Dubose Model Home Investors #202, LP	California
Dubose Model Home Investors #203 LP	California
Dubose Model Home Investors #204 LP	California
Dubose Model Home Investors #205 LP	California
Dubose Model Home Investors #206 LP	California
NetREIT 300 NP, LLC	Delaware
NetREIT Advisors, LLC	Delaware
NetREIT Arapahoe, LLC	Delaware
NetREIT Bismarck, LLC	Delaware
NetREIT Casa Grande LP	California
NetREIT Centennial, LLC	Delaware
NetREIT Dubose Model Home REIT, Inc.	Maryland
NetREIT Dubose Model Home REIT, LP	Delaware
NetREIT Executive, LLC	Delaware
NetREIT Fargo, LLC	Delaware
NetREIT Garden Gateway LP	California
NetREIT Garden Gateway, LLC	Delaware
NetREIT Genesis, LLC	Delaware
NetREIT Genesis II, LLC	Delaware
NetREIT H Court, LLC	Delaware
NETREIT HIGHLAND, LLC	Delaware
NetREIT Model Homes, Inc.	Delaware
NetREIT National City Partners, LP	California
NetREIT Palm Self Storage LP	California
NetREIT Presidio, LLC	Delaware
NetREIT SC II, LLC	Delaware
NetREIT Union Terrace, LLC	Delaware
NetREIT UTC, LLC	Delaware
NetREIT Waterman, LLC	Delaware
NetREIT West Fargo, LLC	Delaware
NetREIT Westminster, LLC	Delaware
NetREIT World, LLC	Delaware
NetREIT Yucca Valley 2, LLC	Delaware
NTR PROPERTY MANAGEMENT, INC.	California